Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements and related prospectuses (Form S-3 Nos. 333-208138 and 333-181211) of Global Partners LP; and

(2) Registration Statements (Form S-8 Nos. 333-182346 and 333-145579) pertaining to the Global Partners LP Long-Term Incentive Plan

of our report dated February 28, 2024, relating to the Statement of Assets Acquired and Liabilities Assumed and related notes as of December 21, 2023, appearing in this Current Report on Form 8-K/A of Global Partners LP.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 28, 2024